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                                                                    EXHIBIT 99.3

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

                                                 BALANCE AT   CHARGED TO                 BALANCE AT
                                                 BEGINNING    COSTS AND    DEDUCTIONS/     END OF
                                                 OF PERIOD     EXPENSES    WRITE-OFFS      PERIOD
                                                 ----------   ----------   -----------   ----------
                                                                  (IN THOUSANDS)
Year ended December 31, 2003
 Allowance for doubtful accounts .............   $      334   $     (129)  $        58   $      147

Year ended December 31, 2002
 Allowance for doubtful accounts .............   $      356   $       38   $        60   $      334

Year ended December 31, 2001
 Allowance for doubtful accounts .............   $      227   $      136   $         7   $      356

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes therein.

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